Exhibit 1(a)

                               DEALER MANAGER AGREEMENT



                                                          November __, 1995




            MERRILL LYNCH & CO.
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
            Merrill Lynch World Headquarters
            South Tower
            World Financial Center
            New York, New York  10281-1329

            GOLDMAN, SACHS & CO.
            85 Broad Street
            New York, New York 10005

            LEHMAN BROTHERS INC.
            3 World Financial Center
            New York, New York 10285

            SMITH BARNEY INC.
            388 Greenwich Street
            New York, New York  10013


          Ladies and Gentlemen:

               TU Electric Capital I (the "Trust"), a statutory business trust organized under the Delaware Business Trust Act (the "Delaware Act"), proposes to issue its Trust Originated Preferred Securities (the "Preferred Securities") in exchange for up to $350,230,874 principal amount of Texas Utilities Electric Company (the "Company") Junior Subordinated Debentures, due September 30, 2030 ("Debentures"). The Company proposes to offer to exchange for any and all of (A) its 7,659,300 outstanding Depositary Shares, Series A, each representing 1/4 share of $7.50 Cumulative Preferred Stock ("$1.875 Depositary Shares") and (B) its 6,613,700 outstanding Depositary Shares, Series B, each representing 1/4 share of $7.22 Cumulative Preferred Stock ("$1.805 Depositary Shares", hereinafter from time to time, together with the $1.875 Depositary Shares, referred to as the "Depositary Shares") Preferred Securities with a cash component applicable to the series of Depositary Shares to be exchanged or cash only in an amount applicable to the series of Depositary Shares to be exchanged. The Preferred Securities will be guaranteed by the Company to the extent described in the Prospectus (as hereinafter defined) (the "Guarantee"). The offer to exchange Preferred Securities plus a cash component or cash only for Depositary Shares described above is herein referred to as the "Exchange Offer" and any exchange of Preferred Securities for Depositary Shares pursuant to the Exchange Offer is herein referred to as an "Exchange".

               Each of the Company and the Trust hereby confirms its agreement with Merrill Lynch & Co. of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Goldman , Sachs & Co. ("Goldman"), Lehman Brothers Inc. ("Lehman") and Smith Barney Inc. ("Smith Barney", together with Merrill Lynch, Goldman and Lehman, the "Co-Dealer Managers") as follows:

               1.   Registration Statement, Prospectus and Offering
                    -----------------------------------------------
          Materials.  The Company and the Trust have prepared and filed
          ---------
          with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Securities Act"), a registration statement on Form S-4 covering the registration of the Preferred Securities, the Guarantee and the Debentures, including the related preliminary prospectus (the "prospectus"), and will prepare and file, on or prior to the effective date of such registration statement, amendments to such registration statement, including a final prospectus. Such registration statement, including the exhibits thereto and any documents incorporated by reference therein, as amended at the time it becomes effective or as thereafter amended or supplemented from time to time, is herein called the "Registration Statement". The final prospectus included in the Registration Statement (including any documents incorporated in the prospectus by reference) is herein called the "Prospectus", except that if the final prospectus furnished to the Co-Dealer Managers for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus furnished to the Co-Dealer Managers for such use. The terms "supplement" and "amendment" or "amend" as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               The Registration Statement, Prospectus and the related letters from the Co-Dealer Managers to securities brokers, dealers, commercial banks, trust companies and other nominees, letters to beneficial owners of Depositary Shares, letters of transmittal (the "Letters of Transmittal"), notices of guaranteed delivery (the "Notices of Guaranteed Delivery") and any newspaper announcements, press releases and other offering materials and information the Company may use or prepare, approve or authorize for use in connection with the Exchange Offer, as amended or supplemented from time to time, are herein collectively referred to as the "Offering Materials".

               2.   Exchange Offer; Agreement to Act as Co-Dealer Managers.
                    ------------------------------------------------------
           (a) The Company and the Trust intend to commence the Exchange Offer as soon as practicable after the Registration Statement becomes effective under the Securities Act by publicly announcing its commencement and by mailing, or causing to be mailed on its behalf, copies of the Prospectus, the related Letters of Transmittal and such of the other Offering Materials as is required or as the Company elects to each holder of Depositary Shares (the date of the commencement of such distribution being herein called the "Commencement Date").

                    (b) The Company and the Trust hereby retain the Co-Dealer Managers to advise them with respect to the terms and timing of the Exchange Offer and to assist them in the preparation of the Offering Materials and retain and authorize the Co-Dealer Managers to act as co-dealer managers and to assist the Company with the solicitation of Exchanges (each a "Solicitation" and collectively the "Solicitations"). On the basis of the representations, warranties and agreements of the Company and the Trust herein contained and subject to and in accordance with the terms and conditions hereof and of the Offering Materials, the Co-Dealer Managers agree to advise the Company and the Trust with respect to the terms and timing of the Exchange Offer and to act as co-dealer managers in connection with the Exchange Offer and to assist the Company with the Solicitations. The Co-Dealer Managers agree to use their reasonable best efforts to solicit Exchanges.

                    (c) The Company shall furnish the Co-Dealer Managers, or cause the transfer agent or registrar for the Depositary Shares (respectively, the "Transfer Agent" and "Registrar") to furnish the Co-Dealer Managers, as soon as practicable after the date hereof (to the extent not previously furnished), with cards or lists in reasonable quantities or copies thereof showing the names of persons who were the holders of record or, to the extent available to the Company, the beneficial owners of the Depositary Shares as of a recent date, together with their addresses, and the number of shares of Depositary Shares held by them. Additionally, the Company shall use its best efforts to update, or to cause the Transfer Agent or Registrar to update, such information from time to time during the term of this Agreement as may be reasonably requested by the Co-Dealer Managers. Except as otherwise provided herein, the Co-Dealer Managers agree to use such information only in connection with the Solicitations. The Co-Dealer Managers shall act hereunder as independent contractors and nothing herein contained shall make the Co-Dealer Managers agents of the Trust or the Company in connection with any Solicitation. Nothing contained in this Agreement shall constitute the Co-Dealer Managers partners of or joint venturers with the Trust or the Company.

                    (d) The Trust and the Company authorize the Co-Dealer Managers to use the Offering Materials in connection with the Solicitations and for such period of time as any Offering Materials are required by law to be delivered in connection therewith. The Co-Dealer Managers shall not have any obligation to cause any Offering Materials to be transmitted generally to the holders of the Depositary Shares. The Co-Dealer Managers agree not to give any written information and not to make any representations to holders of the Depositary Shares in connection with any Solicitation other than as contained in the Offering Materials.

                    (e) The Trust and the Company authorize the Co-Dealer Managers to communicate with any information agent (the "Information Agent") or exchange agent (the "Exchange Agent") appointed by the Company to act in such capacity in connection with the Exchange Offer with respect to matters relating to the Exchange Offer.

                    (f) The Trust and the Company agree that any reference to any Co-Dealer Manager in any Offering Materials or in any newspaper announcement or press release or other document or communication is subject to such Co-Dealer Manager's prior consent, which consent shall not be unreasonably withheld.

               3.   Compensation.  (a)  The Company hereby agrees to pay to
                    ------------
          the Co-Dealer Managers for services rendered and to be rendered by them in connection with the Exchange Offer an aggregate fee (the "Management Fee") equal to $.125 per share of Depositary Shares accepted in the Exchange Offer. The Management Fee shall be paid only if the Exchange Offer is consummated, and shall be paid within one week of the consummation of the Exchange Offer. In addition, the Company agrees to reimburse each Co-Dealer Manager directly for all of its reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and expenses of Winthrop, Stimson, Putnam & Roberts ("Counsel for the Co-Dealer Managers"). Fees, if any, related to all other transactions with respect to the Depositary Shares not contemplated hereby will be negotiated in good faith by the parties hereto at the time thereof.

                    (b) The Company agrees to pay, or cause to be paid to, each soliciting dealer (including any Co-Dealer Manager acting as a soliciting dealer) whose name has been inserted in the space provided in the Letter of Transmittal for that purpose a fee (the "Soliciting Dealer Fee") equal to $.50 per Depositary Share validly tendered, accepted by the Company and exchanged for Preferred Securities plus cash or $.375 per Depositary Share validly tendered, accepted by the Company and exchanged for cash only, in each case pursuant to the Exchange Offer; provided, however, that no such fee shall be paid with respect to Depositary Shares tendered, directly or indirectly, by soliciting dealers for their own account and such fee shall not be remitted, in whole or in part, to the beneficial owner of such Depositary Shares.
               The Soliciting Dealer Fee shall be payable to the soliciting dealers within one week of the consummation of the Exchange Offer with respect to both series.

               4.   Certain Covenants of the Trust and the Company.  Each
                    ----------------------------------------------
          of the Company and the Trust jointly and severally covenants with the Co-Dealer Managers:

                    (a) To use its best efforts to cause the Registration Statement, including any post-effective amendment thereto, to become effective and will notify the Co-Dealer Managers immediately and, if requested by any Co-Dealer Manager, will confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any amended or additional Offering Materials shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Exchange Offer,
               (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or the other Offering Materials or for additional information relating to the Exchange Offer and (iv) of
               (A) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or (B) the issuance by the Commission of any order preventing or suspending the use of any of the Offering Materials or (C) the suspension of the qualification of the Preferred Securities for offering or sale in connection with the Exchange Offer in any jurisdiction, (D) the institution or threatening of any proceedings for any of such purposes or (E) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept the Depositary Shares tendered pursuant to the Exchange Offer. The Company and the Trust will use their reasonable best efforts to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time.

                    (b) Prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement or the Prospectus, to furnish copies of drafts to, and consult with, the Co-Dealer Managers and their counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Prospectus or the other Offering Materials. Neither the Company nor the Trust shall file any such amendment or supplement to which Counsel for the Co-Dealer Managers shall reasonably object; provided,
                                                           --------
               however, that the foregoing shall not apply to any of the
               -------
               Company's filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which such filings the Company will cause to be delivered to each Co-Dealer Manager promptly after being transmitted for filing with the Commission.

                    (c) To furnish promptly to each Co-Dealer Manager, without charge, one signed copy of the Registration Statement, all amendments thereto and any other filing with the Commission in connection with the Exchange Offer, whether filed before or after the Registration Statement becomes effective.

                    (d) To furnish promptly to each Co-Dealer Manager, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as the Co-Dealer Managers may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act and the Exchange Act. The Company will furnish promptly to each Co-Dealer Manager, without charge, as soon as the Registration Statement shall have become effective and during the period mentioned in the second sentence of
               Section 4(e) below such number of copies of the Prospectus and the other Offering Materials (as supplemented or amended) as such Co-Dealer Manager may reasonably request and will cause all amendments and supplements filed with the Commission to be distributed to holders of Depositary Shares as may be required by the Securities Act and the Exchange Act.

                    (e) To comply in all material respects with the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in connection with the Offering Materials, the Exchange Offer and the transactions contemplated hereby and thereby, as applicable. If at any time when the Prospectus is required by the Securities Act or Exchange Act to be delivered in connection with any Solicitation or Exchange any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of Counsel for the Co-Dealer Managers or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus or any other Offering Materials in order that the Prospectus or such other Offering Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Offering Materials, in the light of the circumstances under which they were made, not misleading or if, in the opinion of either such counsel, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Offering Materials to comply with the requirements of the Securities Act or Exchange Act, the Trust will promptly prepare, file with the Commission, subject to Section 4(b) of this Agreement, and furnish, at its own expense, to each Co-Dealer Manager and to the dealers (whose names and address will be furnished to the Company by the Co-Dealer Managers) to which Preferred Securities may have been exchanged, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Offering Materials comply with such requirements.

                    (f) To endeavor, in cooperation with the Co-Dealer Managers, to qualify the Preferred Securities for offering and sale in connection with the Exchange Offer under the applicable securities or Blue Sky laws of such jurisdictions as the Company and the Trust may elect and to maintain such qualifications in effect for such time as may be required for the consummation of the Exchange Offer; provided,
                                                           --------
               however, that neither the Company nor the Trust shall be
               -------
               obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to meet any other requirements deemed by the Company or the Trust to be unduly burdensome; provided further that the Co-Dealer Managers shall not be
               -------- -------
               obligated to solicit tenders in jurisdictions where the Preferred Securities are not qualified for offer and sale. The Company and the Trust will file such statements and reports as may be required by the laws of each jurisdiction in which the Preferred Securities have been qualified as above provided.

                    (g) To make generally available to its security holders as soon as practicable an earnings statement of the Company covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                    (h) To use its best efforts to effect the listing of the Preferred Securities on the New York Stock Exchange ("NYSE"), subject to official notice of issuance, as soon as practicable after the date hereof.

                    (i) To timely file any report or other document required to be filed by the Company or the Trust with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act during the period of time referred to in the second sentence of Section 4(e) hereof.

                    (j) To pay all costs and expenses incurred in connection with the performance of its obligations in connection with this Agreement and the Solicitations including, without limitation, (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses, the Prospectus and the other Offering Materials and any amendments or supplements to any of the foregoing, and the cost of furnishing copies thereof to the Co-Dealer Managers,
               (ii) the preparation and distribution of this Agreement, certificates for the Preferred Securities and any Blue Sky surveys (including counsel fees not to exceed $5,000) and the printing of certificates for the Preferred Securities,
               (iii) the distribution of the Offering Materials to the holders of the Depositary Shares, (iv) the fees and disbursements of counsel to the Company and the Trust, Counsel for the Co-Dealer Managers and the Company's and the Trust's accountants, (v) the qualification of the Preferred Securities under the applicable securities laws in accordance with Section 4(f) and any filing for review of the Exchange Offer with the NASD (including filing fees and fees and disbursements of Counsel for the Co-Dealer Managers in connection with such filing with the NASD), (vi) the fees and expenses of the Transfer Agent, the Registrar, the Trustees of the Trust (the "Trustees"), the Indenture Trustee (as defined herein), the Information Agent and the Exchange Agent and (vii) all other costs and expenses incident to the Solicitations incurred by the Trust and the Company and its subsidiaries. The Company agrees to pay all of the aforementioned costs and expenses whether or not the Exchange Offer is consummated.

                    (k) To advise or cause the Exchange Agent to advise the Co-Dealer Managers at 5:00 P.M., New York City time, or as promptly as practicable thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, as of 4:00 P.M. on such day with respect to Depositary Shares of each series that have been tendered as follows: (i) the number of Depositary Shares of each series validly tendered represented by certificates physically held by the Exchange Agent (or for which the Exchange Agent has received confirmation of receipt of book-entry transfer of such Depositary Shares into the Exchange Agent's account at a Book-Entry Transfer Facility (as defined in the Prospectus) pursuant to the procedures set forth in the Exchange Offer) on such day; (ii) the number of Depositary Shares of each series represented by Notices of Guaranteed Delivery on such day; (iii) the number of Depositary Shares of each series properly withdrawn on such day; (iv) the cumulative number of Depositary Shares of each series in categories (i) through (iii) above; and (v) the number of Depositary Shares of such series tendered for cash only.

               On the day following such oral communication, the Company shall furnish or cause the Exchange Agent to furnish to the Co-Dealer Managers a written report confirming the above information which has been communicated orally. The Company shall furnish or cause the Exchange Agent to furnish to the Co-Dealer Managers such reasonable information on the tendering holders of Depositary Shares as may be requested from time to time.

                    (l) To give the Co-Dealer Managers notice of any change of the expiration time of the Exchange Offer (the "Expiration Time").

               5.   Representations and Warranties of the Company and the
                    -----------------------------------------------------
          Trust.  Each of the Company and the Trust jointly and severally
          -----
          represents and warrants to and agrees with each of the Co-Dealer Managers that:

                    (a) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the Securities Act, will comply when so filed, in all material respects, as to form with the Securities Act and the Exchange Act; the Registration Statement at the time it becomes effective and the Prospectus and any other Offering Materials, on the Commencement Date and on the date on which the Company commences delivery of the Preferred Securities or payment in cash only for exchange of the Depositary Shares of each series pursuant to the Exchange Offer (such date, the "Exchange Date"), will comply, in all material respects, as to form with the Securities Act and the Exchange Act; the Registration Statement when it becomes effective will not contain, and the Registration Statement, as amended, if applicable, when such amendment becomes effective will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the Commencement Date and the Exchange Date, none of the Prospectus or the other Offering Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 5(a) do not apply (A) to statements or omissions made based upon and in conformity with information supplied in writing by a Co-Dealer Manager expressly for use in the Registration Statement, Prospectus, or any other Offering Materials or (B) to that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification on Form T-1 (the "Forms T-1") under the Trust Indenture Act of The Bank of New York as trustee (the "Indenture Trustee") under the Indenture (as defined herein), as property trustee under the Trust Agreement (as defined herein) and as trustee under the Guarantee.

                    (b) The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Trust Agreement, the Indenture and the Guarantee; and this Agreement has been duly authorized, executed and delivered by the Company. The Trust has the business trust power and authority to execute, deliver and perform its obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by the Trust.

                    (c) The Preferred Securities to be issued pursuant to the Exchange Offer will be duly authorized by the Trust's Amended and Restated Trust Agreement (the "Trust Agreement") and, when issued in exchange for Debentures pursuant to the Exchange Offer, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and nonassessable undivided beneficial interests in the assets of the Trust, not subject to any preemptive or similar rights, and will conform in all material respects to all statements relating thereto contained in the Prospectus. Holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

                    (d) The Trust Agreement and the Guarantee have been duly authorized by the Company and, as of the Exchange Date, will have been duly executed and delivered by the Company. Assuming due authorization, execution and delivery of the Trust Agreement by the Trustees, the Trust Agreement will, as of the Exchange Date, be a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). As of the Exchange Date, the Guarantee will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity.

                    (e) The Indenture between the Company and the Indenture Trustee (including the related supplemental indenture governing the Debentures, the "Indenture"), will be duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee and upon execution and delivery by the Company, will be enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity.

                    (f) The Debentures to be exchanged for Preferred Securities and held in the Trust as trust assets in connection with the Exchange Offer have been duly and validly authorized, and assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Trust pursuant to the terms of the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity.

                    (g) The Company is a public utility corporation duly authorized by its articles of incorporation, as amended, to conduct the business which it is now conducting, is subject, as to rates and services, to the jurisdiction of certain authorities, as set forth in the Prospectus, and holds valid and subsisting franchises, licenses and permits authorizing it to carry on the utility business in which it is engaged.

                    (h) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, is and will be treated as a "grantor trust" for Federal income tax purposes under existing law, has the business trust power and authority to conduct its business as presently conducted and as described in the Prospectus, has been duly authorized to do business in the State of Texas as a foreign limited liability company and is not required to be authorized to do business in any other jurisdiction.

                    (i) The execution and delivery by the Company and the Trust of, and the performance by the Company and the Trust of their obligations under, this Agreement, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Trust Agreement, the Indenture and the Guarantee, the issuance and delivery by the Trust of the Preferred Securities and the consummation of the Exchange Offer and the fulfillment of the terms herein contemplated will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or the declaration of trust of the Trust or any agreement or other instrument binding upon the Trust or the Company or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust or the Company or any of its subsidiaries, except for such contraventions that would not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or the Trust and no consent, approval or authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and the Trust of their obligations under this Agreement, the issuance and delivery of the Preferred Securities and the consummation of the Exchange Offer, except such as will be obtained under the Securities Act, the Exchange Act or the Trust Indenture Act and as may be required by the securities or Blue Sky laws of the various states or the securities laws of non-U.S. jurisdictions in connection with the Exchange Offer.

                    (j) Neither the Company nor the Trust is, or after giving effect to the consummation of the Exchange Offer, will be, and neither the Company nor the Trust is directly or indirectly controlled by, or acting on behalf of any person which is, an investment company within the meaning of the Investment Company Act of 1940, as amended.

               6.   Indemnification.
                    ---------------

                    (a) Each of the Company and the Trust agrees to hold harmless and indemnify you and your affiliates and any officer, director, employee or agent of you or any such affiliates and any person controlling (within the meaning of Section 20(a) of the Exchange Act or Section 15 of the Securities Act you or any of such affiliates (each, a "Co-Dealer Manager Indemnitee") from and against any and all losses, claims, damages or liabilities, joint or several, and expenses whatsoever to which they may become subject under any statute or common law and shall reimburse you and each Co-Dealer Manager Indemnitee for any and all legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any action, insofar as such losses, claims, damages, liabilities, expenses or actions (A) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials or any other solicitation material used by the Company or the Trust or the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon and in conformity with information furnished by you in writing to the Company or the Trust expressly for use therein), (ii) any withdrawal or termination by the Company or the Trust of, or failure by the Company or the Trust to make or consummate, the Exchange Offer, (iii) any actions taken or omitted to be taken by you or any other Co-Dealer Manager Indemnitee with the consent of the Company and the Trust or in conformity with actions taken or omitted to be taken by the Company or the Trust or
               (iv) any breach by the Company or the Trust of any representation or warranty, or any failure by the Company or the Trust to comply with any agreement or covenant, contained in this Agreement or (B) arise out of, relate to or are in connection with or are alleged to arise out of, relate to or be in connection with the Exchange Offer, any of the other transactions contemplated by the Offering Materials or the performance of your services as Co-Dealer Manager with respect to the Exchange Offer. However, neither the Company nor the Trust will be obligated to indemnify you or any other Co-Dealer Manager Indemnitee for any loss, claim, damage, liability or expense pursuant to clause (B) of the preceding sentence which has been determined in a final judgment by a court of competent jurisdiction to have resulted directly from willful misconduct or negligence on the part of you or any other Co-Dealer Manager Indemnitee.

                    (b) You agree to indemnify, defend and hold harmless the Company and the Trust, their officers and directors, and each person who controls the Company or the Trust (within the meaning of Section 20(a) of the Exchange Act or Section 15 of the Securities Act) from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under any statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished by you in writing to the Company or the Trust expressly for use therein. Your agreement to so indemnify contained in this subparagraph (b) shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Company or the Trust, their directors or their officers, or by you or any other Co-Dealer Manager Indemnitee, and shall survive the termination of the Exchange Offer.

                    (c) The Company and the Trust and each Co-Dealer Manager Indemnitee shall, upon the receipt of notice of the commencement of any action in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party of any such action shall not relieve such indemnifying party from any liability which it may have to the indemnified party under this paragraph 6 except to the extent that it has been prejudiced in any material respect by such failure and in any event shall not relieve the Company or the Trust from any other obligation or liability which they may have to such Co-Dealer Manager Indemnitee otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both an indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action).

                    (d) If the indemnification provided for in sub-paragraph (a) or (b) above shall be unenforceable under applicable law, the indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subparagraph (a) or (b) above shall be unavailable, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the actions, statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the Company and the Trust and you agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by any method of allocation which does not take account of the equitable considerations referred to above.

               7.   Conditions to Co-Dealer Managers' Obligations.  The
                    ---------------------------------------------
          obligations of the Co-Dealer Managers hereunder are subject as of the Commencement Date and as of the Exchange Date to the accuracy of the representations and warranties of the Company and the Trust contained herein or in certificates of any officer of the Company or any trustee of the Trust delivered pursuant to the provisions hereof, to the performance, in all material respects, by the Company and the Trust of their obligations hereunder to be performed, and the following additional conditions:

                    (a) On the Commencement Date and the Exchange Date, the Registration Statement shall have become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the Company's or the Trust's knowledge, threatened by the Commission.

                    (b) On the Commencement Date and the Exchange Date, there shall not have been since the respective date as of which information is given in the Registration Statement, any material adverse change in the business, property or financial condition of the Company.

                    (c) The Co-Dealer Managers shall have received on the Exchange Date and the Commencement Date a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in clause (b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of such date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied on or before such date. The officer signing and delivering such certificate may rely upon the best of such officer's knowledge as to proceedings threatened.

                    (d) On the Commencement Date and the Exchange Date, there shall not have been since the respective date as of which information is given in the Registration Statement, any material adverse change, in the financial condition of the Trust.

                    (e) The Co-Dealer Managers shall have received on the Commencement Date and the Exchange Date a certificate, dated such date and signed by a trustee of the Trust, to the effect set forth in clause (d) above and to the effect that the representations and warranties of the Trust contained in this Agreement are true and correct in all material respects as of such date and that the Trust has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied on or before such date. The person signing and delivering such certificate may rely upon the best of such person's knowledge as to proceedings threatened.

                    (f) On the Commencement Date and the Exchange Date, the Co-Dealer Managers shall have received a signed opinion of Worsham, Forsythe & Wooldridge, L.L.P., general counsel for the Company, dated as of such date, to the effect that (it being understood that certain of the opinions and assumptions therein set forth below will be appropriate only in one or the other of such opinions):

                         (i)  The Company is a public utility
                    corporation duly authorized by its articles of incorporation, as amended, to conduct the business which it is now conducting, is subject, as to rates and services, to the jurisdiction of certain authorities, as set forth in the Prospectus, and holds valid and subsisting franchises, licenses and permits authorizing it to carry on the utility business in which it is engaged.

                         (ii)  this Agreement, the Trust
                    Agreement, the Indenture, the Debentures and the Guarantee have been duly authorized, executed and delivered by the Company;

                         (iii)  the Indenture has been duly
                    qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery of the Indenture by the Company, the Indenture will be enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity;

                         (iv)  assuming due authorization,
                    execution and delivery of the Debentures by the Company and due authorization, execution and delivery of the Indenture by the Company and the Indenture Trustee, the Debentures when executed and authenticated in accordance with the provisions of the Indenture and delivered pursuant to the terms of the Exchange Offer will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity;

                         (v)  assuming due authorization,
                    execution and delivery of the Guarantee by the Company, the Guarantee will be enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity;

                         (vi)  the statements made in the
                    Prospectus under the captions "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures," and "Description of the Guarantee", insofar as such statements constitute summaries of the legal matters or documents referred to therein, are accurate in all material respects;

                         (vii)  other than as stated in the
                    Registration Statement and the Prospectus, there are no material pending legal proceedings to which the Company is a party or of which property of the Company is the subject which depart from the ordinary routine litigation incident to the kind of business conducted by the Company, and to our best knowledge no such proceedings are con-templated;

                         (viii)  neither the Company nor the
                    Trust is, or after giving effect to the
                    consummation the Exchange Offer, will be, and neither the Company nor the Trust is directly or indirectly controlled by, or acting on behalf of any person which is, an investment company within the meaning of the Investment Company Act of 1940, as amended;

                         (ix)  no other approval, authorization,
                    consent or order of any public board or body
                    (other than in connection or in compliance with the provisions of the blue-sky laws of any jurisdiction) is legally required for the authorization of the issue and sale by the Company of the Debentures and the Guarantee under this Agreement; and

                         (x)  such counsel (1) has no reason to
                    believe that (except for financial statements and schedules and financial and statistical data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Forms T-1) (i) the Registration Statement, as of its effective date, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus or the Prospectus as it may have been amended or supplemented prior to the date of such counsel's opinion (except as aforesaid), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement has become and is effective under the Securities Act, and (2) is of the opinion that the Registration Statement and Prospectus as they may have been amended and supplemented prior to the date of such counsel's opinion (except as aforesaid), as of their respective effective or issue dates, comply as to form in all material respects with the Securities Act.

                    In rendering such opinion, such counsel may rely as to
               (i) certain matters of fact on certificates of officers of the Company and of public officials and (ii) all matters of New York law on the opinion of Reid & Priest LLP delivered pursuant to Section 7(h) hereof and may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the State of Texas and the federal law of the United States.

                    With respect to paragraph (x) above, such counsel may
               state that it has not independently verified the accuracy, completeness or fairness of the statements made or included or incorporated by reference therein and takes no responsibility therefor and that such opinion is based upon such counsel's examination of the Registration Statement, the Prospectus as amended or supplemented and any documents incorporated by reference thereto, its investigations made in connection with the preparation of the Registration Statement and Prospectus and its participation in conferences with certain officers and employees of the Company and with representatives of Deloitte & Touche LLP and any others referred to in such opinion.

                    (g) On the Commencement Date and the Exchange Date, the Co-Dealer Managers shall have received a signed opinion of Richards, Layton & Finger, Delaware counsel for the Company, dated as of such date, to the effect that:

                         (i)  the Trust has been duly organized
                    and is validly existing in good standing as a business trust under the Delaware Act and has the business trust power and authority to conduct its business as described in the Prospectus;

                         (ii)  assuming due authorization,
                    execution and delivery of the Trust Agreement by the Company and the Trustees, the Trust Agreement is a legal, valid and binding agreement of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium and other laws affecting the rights and remedies of creditors generally as from time to time in effect, general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and considerations of public policy or the effect of applicable law relating to fiduciary duties;

                         (iii)  under the Trust Agreement and the
                    Delaware Act, the execution and delivery of this Agreement by the Trust, and the performance by the Trust of its obligations hereunder, have been duly authorized by all requisite business trust action on the part of the Trust;

                         (iv)  the Preferred Securities have been
                    duly authorized by the Trust Agreement and are duly and validly issued and, subject to the terms of the Trust Agreement, fully paid and nonassessable beneficial interests in the Trust. The holders of Preferred Securities will be, subject to the terms of the Trust Agreement, entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and

                         (v)  under the Trust Agreement and the
                    Delaware Act, the issuance of the Preferred
                    Securities is not subject to preemptive
                    rights.

                    (h) On the Commencement Date and the Exchange Date, the Co-Dealer Managers shall have received a signed opinion of Reid & Priest LLP, of counsel for the Company, dated as of such date, as to the matters described in Sections 7(f)(ii) through (vi), (viii), (ix) and (x) herein and to the effect that such counsel confirms its opinion under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus.

                    In rendering such opinion, such counsel may rely as to
               certain matters of fact on certificates of officers of the Company and of public officials and may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the State of New York and the federal law of the United States.

                    (i) The Co-Dealer Managers shall have received the favorable opinion of Counsel for the Co-Dealer Managers, dated as of the Commencement Date and the Exchange Date, covering the incorporation and legal existence of the Company, the issuance and delivery of the Preferred Securities, this Agreement, the Registration Statement, the Prospectus and such other related matters as the Co-Dealer Managers may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of the State of Texas, upon the opinion of Worsham, Forsythe
               & Wooldridge, L.L.P. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

                    (j) On the Commencement Date, the Co-Dealer Managers shall have received from the Company's independent public accountants, in form and substance satisfactory to the Co-Dealer Managers and dated as of such date, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

                    (k) At the Exchange Date, the Co-Dealer Managers shall have received from the Company's independent public accountants, in form and substance satisfactory to the Co-Dealer Managers and dated as of such dates, to the effect that such accountants reaffirm the statements made in the letter furnished pursuant to Section 7(j).

                    (l) By the Exchange Date, the Company shall have entered into appropriate agreements with the Information Agent and the Exchange Agent for purposes of the Exchange Offer.

               8.   Termination.  (a)  This Agreement shall terminate upon
                    -----------
          the earliest to occur of (i) the last Exchange Date with respect both series of Depositary Shares, (ii) the date on which the Co-Dealer Managers give notice to the Company and the Trust that any of the conditions specified in Section 7 have not been fulfilled as of any date such conditions are required to be fulfilled pursuant to Section 7 or (iii) the date on which the Company terminates or withdraws the Exchange Offer for any reason (the earliest to occur of clauses (i), (ii) or (iii) being referred to as the "Termination Date").

               (b) Notwithstanding termination of this Agreement pursuant to subsection (a) of this Section 8, the obligations of the Company to compensate the Co-Dealer Managers pursuant to Section 3, the representations and warranties contained in Section 5 and the provisions of Section 6 shall survive any termination of this Agreement.

               9.   Notices.  All notices and other communications
                    -------
          hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Co-Dealer Managers shall be directed to Merrill Lynch & Co., World Financial Center, South Tower, New York, New York 10281-1307, attention John Thorndike, with a copy to Stephen K. Waite, Esq., Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004, and notices to the Company and the Trust shall be directed to either of them c/o Texas Utilities Electric Company, 1601 Bryan Street, Dallas, Texas 75201, attention Cathryn C. Hulen. Any notice under Section 6 hereof may be made by telex or telephone, but if so made, shall be subsequently confirmed promptly in writing.

               10.  Tombstone.  The Company and the Trust acknowledge that
                    ---------
          the Co-Dealer Managers may, with the prior review and approval of the Company, which approval shall not be unreasonably withheld, place an announcement in such newspapers and periodicals as the Co-Dealer Managers may choose, stating that the Co-Dealer Managers are or were acting as co-dealer managers and financial advisors to the Company and the Trust in connection with the Exchange Offer. The costs relating to any such tombstone shall be borne by the Co-Dealer Managers.

               11.  Survival of Certain Provisions.  The representations,
                    ------------------------------
          warranties, indemnities and agreements of the Company and the Trust will remain operative and in full force and effect regardless of any investigation made by or on behalf of any Co-Dealer Manager or any affiliate or controlling person thereof and, subject to Section 8(b), will survive the consummation of the Exchange Offer.

               12.  Governing Law.  This Agreement shall be construed in
                    -------------
          accordance with and governed by the laws of the State of New York, without giving effect to principles of conflicts of laws.

               13.  Counterparts.  This Agreement may be executed in one or
                    ------------
          more counterparts, and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

               14.  Successors.  This Agreement is made solely for the
                    ----------
          benefit of the Co-Dealer Managers, the Company and the Trust and, to the extent expressed, the parties indemnified pursuant to
          Section 6, and no other persons shall acquire or have any right under or by virtue of this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, and, to the extent expressly set forth herein, the parties indemnified pursuant to Section 6 hereof, any rights or remedies under or by reason of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that nothing in this Agreement, expressed or implied, is intended to confer on holders of the securities of the Trust or the Company or creditors of the Company or the respective successors and assigns of such creditors, any rights or remedies under or by reason of this Agreement.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Trust and the Co-Dealer Managers in accordance with its terms.

                                        Very truly yours,

                                        TEXAS UTILITIES ELECTRIC COMPANY


                                        By:
                                             ---------------------------



                                        TU ELECTRIC CAPITAL I



                                        By:
                                             ---------------------------
                                             not in his/her individual
                                             capacity but solely as
                                             Administrative Trustee

          Confirmed and accepted as of
          the date first above written:


          MERRILL LYNCH & CO.
            MERRILL LYNCH, PIERCE, FENNER
              & SMITH INCORPORATED

          GOLDMAN, SACHS & CO.

          LEHMAN BROTHERS INC.

          SMITH BARNEY INC.

          By:  Merrill Lynch, Pierce, Fenner
                 & Smith Incorporated


          By:
              ------------------------------